EXHIBIT 5.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsor and Trustee of Equity Income Fund
Select Series 1997 Year Ahead International Portfolio,
Defined Asset Funds
We consent to the use in this Registration Statement No. 333-07323 of our opinion dated December 11, 1996, relating to the Statement of Condition of Equity Income Fund Select Series 1997 Year Ahead International Portfolio, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous-- Auditors' in the Prospectus which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, N.Y.
December 11, 1996